Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Municipal Fund:

We consent to the use of our report dated November 19, 2014, with respect to the financial statements and financial highlights of Oppenheimer Rochester Limited Term Municipal Fund, a separate series of Oppenheimer Municipal Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG LLP

KPMG LLP

Denver, Colorado
January 26, 2015